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                                   EXHIBIT 99

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE

                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                       (330) 742-0500, Ext. 2592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                         EARNINGS FOR FIRST QUARTER 2003

YOUNGSTOWN, Ohio (April 17, 2003) - United Community Financial Corp. (Nasdaq:
UCFC), holding company of The Home Savings and Loan Co. and Butler Wick Corp., today reported net income of $5.0 million, or $0.16 per diluted share, for the quarter ended March 31, 2003 compared to $4.3 million, or $0.13 per diluted share, for the first quarter of 2002.

"United Community had another strong quarter with a 23% increase in earnings per share over the prior year," said Douglas M. McKay, chairman and chief executive officer of United Community. "Margin expansion and strong mortgage banking operations contributed to this earnings growth. If the market remains stable we are anticipating similar results for the second quarter," McKay added.

First Quarter Results
United Community's net interest income for the three months ended March 31, 2003 increased $2.1 million over the same period in 2002, and noninterest income increased $217,000 over the same quarter in the previous year. These increases were partially offset by a $1.4 million increase in noninterest expense.

The increase in net interest income is primarily a result of a decrease in interest expense of $3.7 million, which was partially offset by a $1.5 million decline in interest income. The decreases are a result of the decline in interest rates over the past year. Interest rate spread increased 58 basis points to 3.59% for the three months ended March 31, 2003 compared to 3.01% for the three months ended March 31, 2002.

Noninterest income increased $217,000 to $8.0 million for the three months ended March 31, 2003 compared to $7.8 million for the same period in 2002. The primary reason for the increase is an increase in gains recognized on loans sold of $1.2 million. This increase was partially offset by a $257,000 decrease in gains recognized on securities, a $482,000 decrease in other income, a $207,000 decline in commission income and a $98,000 decrease in service fees and other charges. The decrease

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in other income was primarily due to the acquisition of stock through the demutualization of Anthem, Inc. in 2002, which Home Savings received since Anthem is the health care provider for its employees.

Noninterest expense increased $1.4 million in the first quarter of 2003 compared to the same period in 2002 primarily as a result of a $1.2 million increase in salaries and employee benefits and a $525,000 increase in equipment and data processing. The increase in salaries and employee benefits is primarily due to a $500,000 charge for post retirement benefits as a result of increased heath care costs and salaries from the acquisition of Potters Financial Corp. (Potters) that occurred in the second quarter of 2002. These increases were partially offset by decreases of $207,000 in other noninterest expense and $249,000 in the amortization of the core deposit intangible related to the acquisitions of Potters and Industrial Bancorp. The decline in other expense is primarily due to charges recognized in the first quarter of 2002 as a result of the early extinguishment of debt that did not reoccur in 2003. During 2002, United Community determined that it was advantageous to extinguish debt early and incur associated fees due to economic conditions and cash inflows from sales of loans.

Financial Condition
United Community's return on average assets and return on average equity were 1.00% and 7.25%, respectively, for the three months ended March 31, 2003. The returns on average assets and average equity were 0.87% and 6.42%, respectively, for the three months ended March 31, 2002.

Total assets increased by $3.7 million, or 0.19%, to $2.0 billion at March 31, 2003 compared with December 31, 2002. Securities increased $67.7 million, other assets increased $1.0 million, loans increased $1.2 million and deposits declined $1.3 million. These changes were funded by decreases of $56.5 million in cash and cash equivalents and $9.3 million in loans held for sale and an increase of $18.3 million in other borrowed funds.

Net loans increased $717,000, or 0.1%, from December 31, 2002 to March 31, 2003. Home Savings had increases of $55.9 million in construction loans, $5.7 million in consumer loans and $348,000 in commercial loans, which were partially offset by a $69.5 million decline in real estate loans. Due to growth in the construction and consumer loan portfolios, increases in nonperforming and delinquent loans, and the current economic conditions the allowance for loan losses increased $485,000, or 3.2%, to $15.6 million at March 31, 2003 compared to $15.1 million at December 31, 2002. The allowance for loan losses as a percentage of total loans increased to 1.04% at March 31, 2003 compared to 1.01% at December 31, 2002.

Deposits decreased $13.0 million, or 0.88%, from December 31, 2002 to March 31, 2003. Decreases in Home Savings' deposits are primarily due to a $28.1 million decrease in checking accounts and a $26.5 million decrease in certificates of deposit, which were partially offset by a $41.6 million increase in savings accounts. Other borrowed funds increased $18.3 million primarily as a result of a repurchase agreement entered into by Butler Wick.

Total shareholders' equity decreased $4.4 million from December 31, 2002 to March 31, 2003. The decrease was primarily due to treasury stock purchases and quarterly dividend payments partially offset by income for the quarter. Tangible book value and book value as of March 31, 2003 were $6.74 and $7.85 per share.


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United Community has been actively acquiring shares of its stock under its buy-back program. Currently, there are 276,247 shares eligible for repurchase under the current program, which United Community anticipates completing in the second quarter of 2003. "Stock repurchase programs continue to be a valuable method of utilizing excess capital, helping us achieve our capital management initiative," said McKay. "Since United Community became a public company in 1998, we have repurchased 3.5 million shares providing substantial liquidity for our shareholders. These purchases also enhance our earnings per share growth and return on shareholder equity," McKay added.

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 34 full service banking offices and 4 loan production offices located throughout Northern Ohio and Western Pennsylvania. Butler Wick has 12 office locations providing full service retail brokerage, capital markets and trust services throughout Northern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfconline.com.

                                       ###

         When used in this Form 8-K or in United Community's press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in United Community's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Home Savings' market area, demand for investments in Butler Wick's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. United Community cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. United Community advises readers that the factors listed above could affect United Community's financial performance and could cause United Community's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

         United Community does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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                        UNITED COMMUNITY FINANCIAL CORP.

                                                                                         As of                       As of
                                                                                    March 31, 2003             December 31, 2002
                                                                                    --------------             -----------------
                                                                                       (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:

ASSETS

     Cash and cash equivalents                                                             $    54,389                  $   110,936
     Securities                                                                                310,040                      242,328
     Federal Home Loan Bank stock                                                               21,276                       21,069
     Loans held for sale                                                                        36,550                       45,825
     Loans                                                                                   1,494,514                    1,493,312
     Allowance for loan losses                                                                 (15,584)                     (15,099)
     Real estate owned                                                                           1,236                          994
     Goodwill                                                                                   33,593                       33,593
     Core deposit intangible                                                                     4,711                        5,101
     Other assets                                                                               53,108                       52,072
                                                                                 ----------------------      -----------------------
             Total assets                                                                  $ 1,993,833                  $ 1,990,131
                                                                                 ======================      =======================

LIABILITIES

     Deposits                                                                              $ 1,468,929                  $ 1,481,901
     Other borrowed funds                                                                      228,301                      210,024
     Other liabilities                                                                          26,407                       23,637
                                                                                 ----------------------      -----------------------
             Total liabilities                                                               1,723,637                    1,715,562

SHAREHOLDERS' EQUITY

         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at March 31, 2003                                                                       -                            -
         Common stock-no par value; 499,000,000 shares authorized; 37,802,081
             and 37,803,269 issued, respectively                                               138,391                      138,207
         Retained earnings                                                                     174,637                      172,080
         Other comprehensive income                                                              1,879                        2,363
         Unearned compensation                                                                 (18,834)                     (19,724)
         Treasury stock, at cost; 3,387,116 and 2,558,214 shares, respectively                 (25,877)                     (18,357)
                                                                                 ----------------------      -----------------------
             Total shareholders' equity                                                        270,196                      274,569
                                                                                 ----------------------      -----------------------
             Total liabilities and shareholders' equity                                    $ 1,993,833                  $ 1,990,131
                                                                                 ======================      =======================

     Book value per share                                                                       $ 7.85                       $ 7.79
     Tangible book value per share                                                              $ 6.74                       $ 6.69

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
                                                                     Three Months Ended
                                                                           March 31,
                                                                   2003               2002
                                                                ------------      -------------
                                                                   (In thousands, except per
                                                                          share data)

SELECTED EARNINGS DATA (UNAUDITED):

     Interest income                                               $ 29,741           $ 31,263
     Interest expense                                                11,232             14,893
                                                                ------------      -------------
     Net interest income                                             18,509             16,370

     Provision for loan losses                                          696                696
     Noninterest income:
         Commissions                                                  3,175              3,382
         Service fees and other charges                               1,800              1,898
         Underwriting and investment banking                            118                 33
         Net gains (losses)
            Loans sold                                                2,010                776
            Securities                                                  348                605
            Other                                                       (59)                (1)
         Other income                                                   583              1,065
                                                                ------------      -------------
            Total noninterest income                                  7,975              7,758

     Noninterest expense:
         Salaries and employee benefits                              10,901              9,723
         Occupancy                                                      829                673
         Equipment and data processing                                2,344              1,819
         Amortization of core deposit intangible                        389                638
         Other noninterest expense                                    3,692              3,899
                                                                ------------      -------------
            Total noninterest expense                                18,155             16,752

     Income before taxes                                              7,633              6,680
     Income taxes                                                     2,653              2,425
                                                                ------------      -------------
     Net income                                                    $  4,980           $  4,255
                                                                ============      =============



     Basic earnings per share                                      $   0.16           $   0.13
     Diluted earnings per share                                    $   0.16           $   0.13
     Dividends paid per share                                      $  0.075           $  0.075



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
                                                             Three Months Ended      Three Months Ended      Three Months Ended
                                                                  March 31,             December 31,            September 30,
                                                                    2003                    2002                    2002
                                                             ------------------      ------------------      ------------------
                                                                                        (In thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL
CONDITION DATA (UNAUDITED):


     Net loans (including allowance for loan losses                   $ 1,459,191             $ 1,500,940             $ 1,518,533
         of $15,584, $15,099 and $14,865, respectively)
     Loans held for sale                                                   41,142                  36,218                  14,922
     Securities                                                           294,982                 246,754                 257,725
     Margin accounts                                                       14,382                  15,683                  16,980
     Other interest-earning assets                                         79,498                  94,420                  85,323
     Total interest-earning assets                                      1,889,195               1,894,015               1,893,483
     Total assets                                                       1,997,894               2,002,717               2,003,574
     Certificates of deposit                                              805,590                 824,516                 855,939
     Interest-bearing checking, demand and savings
       accounts                                                           644,270                 599,144                 595,866
     Other-interest bearing liabilities                                   210,250                 215,389                 198,047
     Total interest-bearing liabilities                                 1,660,110               1,639,049               1,649,852
     Noninterest-bearing deposits                                          59,105                  55,562                  47,255
     Total noninterest-bearing liabilities                                 63,073                  89,736                  83,463
     Total liabilities                                                  1,723,183               1,728,785               1,733,315
     Shareholders' equity                                                 274,711                 273,932                 270,259
     Common shares outstanding for basic
       EPS calculation                                                     31,669                  31,892                  31,773
     Common shares outstanding for diluted
       EPS calculation                                                     32,011                  32,376                  32,318


SUPPLEMENTAL LOAN DATA:

     Loans originated                                                 $   267,489             $   260,383             $   220,129
     Loans purchased                                                       37,726                   1,000                   7,317
     Loans sold                                                           113,649                 108,034                  42,434
     Loan chargeoffs                                                          246                   1,394                     261
     Recoveries on loans                                                       35                      28                      35


                                                                        As of                   As of                   As of
                                                                      March 31,             December 31,            September 30,
                                                                        2003                    2002                    2002
                                                                    --------------          -------------            -------------
SUPPLEMENTAL DATA:                                                               In (thousands, except employee data)

     Nonaccrual loans                                                 $    14,732             $    14,196             $    13,466
     Restructured loans                                                     1,877                   1,271                   1,255
     Other real estate owned                                                1,236                     994                   1,622
     Total nonperforming assets                                            17,845                  16,461                  16,343
     Loans serviced for others                                            436,782                 386,218                 341,027
     Number of full time equivalent employees                                 769                     774                     789
     Securities trading                                                    19,939                   5,060                  44,401
     Securities available for sale                                        290,101                 237,268                 196,809
     Securities held to maturity                                                0                       0                  59,917
     Federal Home Loan Bank stock                                          21,276                  21,069                  20,832
     Fair value of held to maturity securities                                  0                       0                  62,914


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                      $   157,192             $   150,821             $   173,854
     Tangible capital ratio                                                  8.23                    8.05                    9.11
     Regulatory core capital                                              157,192                 150,821                 173,854
     Core capital ratio                                                      8.23                    8.05                    9.11
     Regulatory total capital                                             170,513                 163,419                 184,929
     Total risk adjusted assets                                         1,351,232               1,295,667               1,318,398
     Total risk adjusted ratio                                              12.62                   12.61                   14.03
